                                                                    EXHIBIT 10.3


================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                   DATED AS OF

                                  MAY 11, 2001

                                  BY AND AMONG


                           PETROQUEST ENERGY , L.L.C.,
                      A LOUISIANA LIMITED LIABILITY COMPANY
                                   AS BORROWER

                            PETROQUEST ENERGY, INC.,
                             A DELAWARE CORPORATION
                                  AS GUARANTOR


                             HIBERNIA NATIONAL BANK
             AND THE FINANCIAL INSTITUTIONS NAMED HEREIN AS LENDERS,

                                       AND

                             HIBERNIA NATIONAL BANK
                             AS ADMINISTRATIVE AGENT


================================================================================

                                TABLE OF CONTENTS

ARTICLE I
            DEFINITIONS AND ACCOUNTING TERMS...................................................................1

            Section 1.1. Defined Terms.........................................................................1

            Section 1.2. Accounting Terms.....................................................................15

ARTICLE II
            REVOLVING LINE OF CREDIT..........................................................................15

            Section 2.1. The Revolving Line of Credit.........................................................15

            Section 2.2. The Borrowing Base Amount............................................................15

            Section 2.3. Revolving Loans......................................................................16

ARTICLE III
            NOTES EVIDENCING THE LOANS........................................................................19

            Section 3.1. Notes................................................................................19

ARTICLE IV
            INTEREST RATES....................................................................................21

            Section 4.1. Options..............................................................................21

            Section 4.2. Interest Rate Determination..........................................................21

            Section 4.3. Conversion Option....................................................................22

ARTICLE V
            CHANGE OF CIRCUMSTANCES...........................................................................22

            Section 5.1. Unavailability of Funds or Inadequacy of Pricing.....................................22

            Section 5.2. Change in Laws.......................................................................23

            Section 5.3. Increased Cost or Reduced Return.....................................................23

            Section 5.4. Breakage Fees........................................................................25

            Section 5.5. Discretion of Lender as to Manner of Funding.........................................25

ARTICLE VI
            FEES..............................................................................................25

            Section 6.1. Facility Fee.........................................................................25

            Section 6.2. Unused Fee...........................................................................26

            Section 6.3. Letter of Credit Fee.................................................................26

            Section 6.4. Engineering Fee......................................................................26

            Section 6.5. Agency Fees..........................................................................26

ARTICLE VII
            CERTAIN GENERAL PROVISIONS........................................................................26

            Section 7.1. Payments to the Bank.................................................................26

            Section 7.2. No Offset, etc.......................................................................27

            Section 7.3. Principal Amount of Each Note........................................................27

            Section 7.4. Rate Management Transactions.........................................................27

            Section 7.5. Calculation of Fees..................................................................27

ARTICLE VIII
            PREPAYMENTS.......................................................................................28

            Section 8.1. Voluntary Prepayments................................................................28

            Section 8.2. Mandatory Prepayment Resulting from a Quarterly Reduction............................28

            Section 8.3. Mandatory Prepayment Resulting from Overadvances.....................................28

ARTICLE IX
            SECURITY FOR THE INDEBTEDNESS.....................................................................28

            Section 9.1. Security.............................................................................28

ARTICLE X
            CONDITIONS PRECEDENT..............................................................................29

            Section 10.1. Conditions Precedent to all Revolving Loans.........................................29

            Section 10.2. Condition Precedent to Effectiveness of this Agreement..............................31

ARTICLE XI
            REPRESENTATIONS AND WARRANTIES....................................................................31

            Section 11.1. Corporate Authority.................................................................31

            Section 11.2. Financial Statements................................................................31

            Section 11.3. Title to Mortgaged Properties.......................................................32

            Section 11.4. Litigation..........................................................................32

            Section 11.5. Approvals...........................................................................32

            Section 11.6. Required Insurance..................................................................32

            Section 11.7. Licenses............................................................................32

            Section 11.8. Adverse Agreements..................................................................32

            Section 11.9. Default or Event of Default.........................................................33

            Section 11.10. Employee Benefit Plans.............................................................33

            Section 11.11. Investment Company Act.............................................................33

            Section 11.12. Public Utility Holding Company Act.................................................33

            Section 11.13. Regulations X, T and U.............................................................33

            Section 11.14. Location of Offices, Records, Equipment and Inventory..............................33

            Section 11.15. Information........................................................................33

            Section 11.16. Environmental Matters..............................................................33

            Section 11.17. Solvency of the Borrower and the Guarantor.........................................35

            Section 11.18. Governmental Requirements..........................................................35

            Section 11.19. Survival of Representations and Warranties.........................................35

            Section 11.20. PetroQuest Oil & Gas...............................................................35

            Section 11.21. Unrestricted Subsidiaries..........................................................35

ARTICLE XII
            AFFIRMATIVE COVENANTS.............................................................................36

            Section 12.1. Financial Statements; Other Reporting Requirements..................................36

            Section 12.2. Notice of Default; Litigation; ERISA Matters........................................37

            Section 12.3. Maintenance of Existence, Properties and Liens......................................37

            Section 12.4. Taxes...............................................................................38

            Section 12.5. Performance of Loan Documents.......................................................38

            Section 12.6. Compliance with Environmental Laws..................................................38

            Section 12.7. Further Assurances..................................................................39

            Section 12.8. Financial Covenants.................................................................40

            Section 12.9. Operations..........................................................................40

            Section 12.10. Change of Location.................................................................40

            Section 12.11. Employee Benefit Plans.............................................................40

            Section 12.12. Deposit and Operating Accounts.....................................................41

            Section 12.13. Production Proceeds................................................................41

            Section 12.14 Field Audits; Other Information.....................................................41

            Section 12.15. Insurance..........................................................................41

            Section 12.16. Notice of Issuance of any Permitted Junior Securities..............................41

ARTICLE XIII
            NEGATIVE COVENANTS................................................................................41

            Section 13.1. Limitations on Fundamental Changes..................................................41

            Section 13.2. Disposition of Assets...............................................................41

            Section 13.3. Repurchase of Capital Stock; Restricted Payments....................................42

            Section 13.4. Encumbrances........................................................................42

            Section 13.5. Debts, Guaranties and Other Obligations.............................................42

            Section 13.6. Investments, Loan and Advances......................................................43

            Section 13.7. Other Agreements....................................................................43

            Section 13.8. Transactions with Affiliates........................................................43

            Section 13.9. Use of Revolving Loan Proceeds......................................................43

            Section 13.10. Commodity Transactions.............................................................43

            Section 13.11. Non-Recourse Indebtedness..........................................................44

ARTICLE XIV
            EVENTS OF DEFAULT.................................................................................44

            Section 14.1. Events of Default...................................................................44

            Section 14.2. Waivers.............................................................................46

ARTICLE XV
            THE ADMINISTRATIVE AGENT AND THE LENDERS..........................................................47

            Section 15.1. Appointment and Authorization.......................................................47

            Section 15.2. Note Holders........................................................................48

            Section 15.3. Consultation with Counsel...........................................................48

            Section 15.4. Documents...........................................................................48

            Section 15.5. Resignation or Removal of Agent.....................................................48

            Section 15.6. Responsibility of Administrative Agent..............................................49

            Section 15.7. Independent Investigation...........................................................50

            Section 15.8. Indemnification.....................................................................50

            Section 15.9. Benefit of Article XV...............................................................51

            Section 15.10. Pro Rata Treatment.................................................................51

            Section 15.11. Assumption as to Payments..........................................................51

            Section 15.12. Other Financings...................................................................51

            Section 15.13. Interests of the Lenders...........................................................52

            Section 15.14. Investments........................................................................52

ARTICLE XVI
            MISCELLANEOUS.....................................................................................52

            Section 16.1. No Waiver; Modification in Writing..................................................52

            Section 16.2. Addresses for Notices...............................................................53

            Section 16.3. Fees and Expenses...................................................................53

            Section 16.4. Security Interest and Right of Set-off..............................................54

            Section 16.5. Waiver of Marshaling................................................................54

            Section 16.6. Governing Law.......................................................................54

            Section 16.7. Consent to Loan Participation.......................................................54

            Section 16.8. Consent to Syndication..............................................................54

            Section 16.9. Permitted Assignments...............................................................55

            Section 16.10. Indemnity..........................................................................55

            Section 16.11. Maximum Interest Rate..............................................................56

            Section 16.12. Assignment by Hibernia to the Administrative Agent.................................57

            Section 16.13. Waiver of Jury Trial; Submission to Jurisdiction...................................57

            Section 16.14. Severability.......................................................................57

            Section 16.15. Headings...........................................................................58

                      AMENDED AND RESTATED CREDIT AGREEMENT



            THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") dated as of May 11, 2001, by and among PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (the "Borrower"), PETROQUEST ENERGY, INC., a Delaware corporation (the "Guarantor"), the LENDERS, and HIBERNIA NATIONAL BANK, a national banking association, individually as a Lender and as Administrative Agent .

                                    RECITALS:

         1. PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, the Guarantor, and Hibernia National Bank are parties to that certain Credit Agreement dated as of December 21, 2000, as amended by First Amendment thereto dated as of December 31, 2000 (as so amended, the "Original Agreement").

         2. PetroQuest Energy, Inc., a Louisiana corporation merged into PetroQuest Energy One, L.L.C. effective December 31, 2000, and PetroQuest Energy One, L.L.C. then changed its name to PetroQuest Energy, L.L.C.

         3. The Borrower, as the successor by merger and name change to PetroQuest Energy, Inc. and PetroQuest Energy One, L.L.C., the Guarantor, and Hibernia National Bank wish to (i) modify, extend, and renew certain of the loans made pursuant to the Original Agreement, (ii) admit additional banks as Lenders to the Borrower, (iii) appoint Hibernia National Bank as Administrative Agent, (iv) include special loan syndication provisions, and (v) make other changes and amendments.

         NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the Borrower, the Guarantor, the Lenders, and the Administrative Agent do hereby amend and completely restate the Original Agreement, and covenant, agree, and obligate themselves as follows:



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1. DEFINED TERMS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "ADMINISTRATIVE AGENT" shall mean Hibernia National Bank in its capacity as contractual representative of the Lenders pursuant to
         Article XV, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XV.

         "ADVANCE OR ADVANCES" shall mean a Loan or Loans by any of the Lenders hereunder.

         "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented, or restated and in effect from time to time.

         "BASE RATE" shall mean the base rate of interest established from time to time by The Wall Street Journal, as the "prime" lending rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks, and which is not necessarily the lowest rate charged by any of the Lenders, such rate to be adjusted automatically on and as of the effective date of any change in such Base Rate.

         "BASE RATE INTEREST PERIOD" shall mean, with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Base Rate Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date.

         "BASE RATE LOANS" shall mean any Loan during any period which bears interest based upon the Base Rate.

         "BORROWER" shall mean PetroQuest Energy, L.L.C., a Louisiana limited liability company, together with its successors and assigns. The Borrower is the successor by merger to PetroQuest Energy, Inc., a Louisiana corporation, and the successor by name change to PetroQuest Energy One, L.L.C., a Louisiana limited liability company.

         "BORROWING BASE AMOUNT" shall mean at any time the valuation of the Borrower's Mortgaged Properties, projected oil and gas prices, underwriting factors, and any other factors deemed relevant by the Required Lenders in their sole discretion, all as evaluated and determined by the Required Lenders in their sole discretion on a semi-annual basis on September 30 and March 31. In addition, the Required Lenders, in their sole discretion, may conduct one unscheduled Borrowing Base Amount redetermination subsequent to each semi-annual redetermination. The Borrowing Base Amount also is subject to mandatory Quarterly Reductions. The Required Lenders are not obligated under any circumstances to establish the Borrowing Base Amount based solely on oil and gas valuation data for the Mortgaged Properties. In addition, the availability of funds under the Borrowing Base Amount will always include a reduction in the amount equal to the outstanding principal under the Bridge Facility. The initial Borrowing Base Amount, based on an effective date of April 30, 2001, is $36,000,000.00. The Borrowing Base Amount shall never exceed $100,000,000.00.

         "BORROWING BASE USAGE" shall mean the quotient of all amounts outstanding under Revolving Line of Credit plus the face amount of all Letters of Credit issued by the Administrative Agent under section
         2.3.2. hereof divided by the Borrowing Base Amount then in effect.

         "BORROWING DATE" means the date elected by Borrower pursuant to Section
         2.3.4. hereof for an Advance.

         "BRIDGE FACILITY" shall mean that certain loan to Borrower in the amount not to exceed $10,000,000.00 by EnCap, which loan and all collateral therefor shall be subordinated in favor of the Lenders.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in Lafayette, Louisiana.

         "C-1 WELL" shall mean that certain oil and gas well located at High Island Block A-494 pursuant to the following mineral lease: OCS-G 3244, and any other oil and gas well of Borrower under OCS-G 3244.

         "COLLATERAL" shall mean the Mortgaged Properties and any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" shall collectively refer to the Mortgage, the Pledge, the Guaranty, and any and all other documents now or hereafter in which an Encumbrance is created on any property of the Borrower, the Guarantor, or of any other Person to secure payment of the Indebtedness of the Borrower or any part thereof.

         "COMMITMENTS" shall mean collectively the Revolving Loan Commitment of each Lender.

         "COMPASS" shall mean Compass Bank, an Alabama state chartered banking institution.

         "CONSOLIDATED CURRENT ASSETS" shall mean the total of Guarantor's consolidated current assets, including the amounts available for borrowing under the Borrowing Base Amount and the Bridge Facility, determined in accordance with GAAP. Current assets will not include the effects, if any, of marking to market Hedging Agreements pursuant to SFAS No. 133.

         "CONSOLIDATED CURRENT LIABILITIES" shall mean the total of Guarantor's consolidated current liabilities, excluding principal amounts due under the Revolving Loan Commitment and the Bridge Facility, determined in accordance with GAAP. Current liabilities will not include the effects, if any of Hedging Agreements pursuant to SFAS No. 133.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time, the shareholder's equity of Guarantor and Borrower on a consolidated basis, determined in accordance with GAAP, less all unamortized Debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expense.

         "DEFAULTING LENDER" is used herein as defined in Section 3.1.4. hereof.

         "CURRENT RATIO" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

         "DEBT" shall mean any and all amounts and/or liabilities owing from time to time by Borrower to any Person, including the Lenders, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Borrower and Guarantor; (iii) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (v) trade payables and operating leases incurred in the ordinary course of business or otherwise.

         "DEFAULT" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "ENCAP" shall mean EnCap Energy Capital Fund III, L.P., a Texas limited partnership, and its successors and assigns.

         "ENCUMBRANCES" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of Borrower or the Guarantor or any part or parts thereof.

         "ENVIRONMENTAL LAWS" shall mean any federal, state, local or tribal statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

                  (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Materials, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

                  (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Materials (or of equipment or apparatus containing Hazardous Materials); or

                  (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., as amended, the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.C.S. Sections 136 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended, and all comparable statutes of the States of Louisiana and Texas, and all comparable local Governmental Requirements in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any of the Mortgaged Properties of the Borrower are located.

         "ENVIRONMENTAL LIABILITIES" means with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding), whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Materials into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR BUSINESS DAY" shall mean any date other than Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3), or six (6) months thereafter as selected by the Borrower pursuant to Section 3.1.2., and thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower pursuant to Section 4.1.2., provided, however, that (a) if any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) if any Eurodollar Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (c) any Eurodollar Interest Period which would otherwise expire after the Termination Date shall end on the Termination Date.

         "EURODOLLAR LOAN" shall mean any Loan during any period which bears interest at the Eurodollar Rate.

         "EURODOLLAR MARGIN" shall mean, with respect to each Eurodollar Loan:

                  (i) 2.125% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 90%;

                  (ii) 1.875% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 75% but less than 90%;

                  (iii) 1.625% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 50% but less than 75%; or

                  (iv) 1.375% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is less than 50%.


         "EURODOLLAR RATE" shall mean with respect to any Eurodollar Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 A.M. City of

         London, England time two (2) Eurodollar Business Days prior to the first date of each Eurodollar Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate system ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate, rounded upwards, if necessary to the nearest 1/16% and adjusted for the maximum cost of reserves, if any. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently obtained by the Administrative Agent from an alternate, substantially similar independent source available to the Administrative Agent or shall be calculated by the Administrative Agent by substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "EVENT OF DEFAULT" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section
         14.1. hereof.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transaction with members of the Federal Reserve System arranged by federal fund brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day, next succeeding such day; provided, however, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average of quotations for such Business Day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. If, for any reason, the Administrative Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of the definition of Base Rate until the circumstances giving rise to such inability no longer exist.

         "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GOVERNMENTAL REQUIREMENT" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

         "GUARANTOR" shall mean individually, interchangeably, and collectively, PetroQuest Energy, Inc., a Delaware corporation, and its successors and assigns.

         "GUARANTY" shall mean, collectively, that certain Commercial Guaranty of even date with this Agreement by Guarantor in favor of the Lenders, in form and substance satisfactory to the Lenders and their counsel.

         "HAZARDOUS MATERIALS" means (1) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C.
         Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C.
         Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended; (2) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Louisiana and Texas and in comparable local Requirements of Law in such states; (3) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (4) Hydrocarbons; (5) natural gas, synthetic gas, and any mixtures thereof;
         (6) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

         "HEDGING AGREEMENT" means (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction.

         "HEIC FACILITY" shall mean that certain non-recourse production loan made by Hibernia Energy Investment Corporation to the Borrower in an original principal amount of $3,600,000.00, which loan is secured by the Borrower's interest in the C-1 Well.

         "HIBERNIA" means Hibernia National Bank in its individual capacity as a Lender, and its successors and assigns.

         "HYDROCARBONS" means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other materials.

         "INDEBTEDNESS" shall mean, at any time, the Reimbursement Obligations, obligations of the Borrower under Rate Management Transactions (including all renewals, extensions, modifications, and substitution thereof and therefor) and all cancellations, buy backs, reversals, terminations, or assignments of Rate Management Transactions, and the indebtedness of the Borrower evidenced by the Notes executed by the Borrower pursuant to this Agreement, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which the Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes, any and all other loans, extensions of credit, obligations, debts and liabilities of the Borrower, plus interest thereon, that may now and in the future be owed to or incurred in favor of the Lenders and the Administrative Agent, as well as all claims by the Lenders and the Administrative Agent against the Borrower, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether the Borrower may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether the Borrower (or any one or more of them) may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

         "INTEREST PAYMENT DATE" shall mean (i) for a Base Rate Loan, the last Business Day of each month such Loan is outstanding beginning June 30, 2001 and (ii) for a Eurodollar Loan, the last Eurodollar Business Day of each Eurodollar Interest Period for such Loan, and during any Eurodollar Interest Period of six (6) months, the Eurodollar Business Day occurring three (3) months after the commencement of such Interest Period.

         "INTEREST PERIOD" shall mean any Base Rate Interest Period or Eurodollar Interest Period.

         "LEASES" shall mean all present and future oil, gas and mineral leases or interests therein now owned or hereafter acquired by the Borrower that form part of the Mortgaged Properties.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement, and their respective successors and assigns.

         "LETTERS OF CREDIT" shall mean the letters of credit issued by the Administrative Agent pursuant to Section 2.3.2. hereof.

         "LIABILITIES" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LOANS" shall mean, collectively, the Revolving Loans.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Collateral Documents and any other Related Documents.

         "MAJORITY BANKS" shall mean Lenders holding 66 2/3% or more of the Commitments, one of which must be Hibernia.

         "MATERIAL ADVERSE CHANGE" shall mean, with respect to the Borrower or the Guarantor, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of such Person, or which otherwise changes in a materially adverse way any other facts, circumstances or conditions which the Bank has relied upon or utilized in making its Commitment hereunder.

         "MAXIMUM RATE" shall mean, at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Loans, the Reimbursement Obligations or any other obligations hereunder. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

         "MORTGAGE" shall mean those certain (i) mortgages, security agreements, and/or deeds of trust by the Borrower (and/or PetroQuest Energy One, L.L.C. and/or PetroQuest Energy, Inc.) in favor of Compass and/or Comerica Bank-Texas, as restated in favor of Hibernia pursuant to restatements dated December 21, 2000, (ii) Mortgage, Assignment of Production, Security Agreement, and Financing Statement by Borrower (and/or PetroQuest Energy One, L.L.C. and/or PetroQuest Energy, Inc.) in favor of Hibernia dated December 21, 2000, (iii) Mortgage, Assignment of Production, Security Agreement and Financing Statement dated December 27, 2000 by PetroQuest Energy One, L.L.C. in favor of Hibernia, and (iv) Deed of Trust, Security Agreement, Financing Statement and Assignment of Production by Borrower (and/or PetroQuest Energy One, L.L.C. and/or PetroQuest Energy, Inc.) in favor of Hibernia dated December 21, 2000, as any of the same may be amended, supplemented, and/or restated from time to time and in effect.

         "MORTGAGED PROPERTIES" shall mean the property and interests of the Borrower encumbered by the Mortgage.

         "NON-RECOURSE INDEBTEDNESS" shall mean Obligations of an Unrestricted Subsidiary which is not a Liability, in whole or part, of any Restricted Person and which is not secured by any Encumbrance upon any property or assets of any Restricted Person, provided that no such Obligations of an Unrestricted Subsidiary shall be considered

         "Non-Recourse Indebtedness" if any default with respect to such Obligations would allow or require any Obligations which is owed by one or more of the Restricted Persons to be accelerated or otherwise made payable in advance of its stated maturity.

         "NOTES" shall mean the Revolving Notes as said promissory notes may be renewed or extended, together with all other promissory note or notes given in renewal, substitution, or as a refinancing of any part of the indebtedness evidenced thereby.

         "OBLIGATIONS" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under Hedging Agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP, (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct to indirect guaranties of Obligations of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Obligations of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Obligations, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase or lease securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Obligations" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past original invoice or billing date therefor.

         "OTHER FINANCING" is used herein as defined in Section 15.12. hereof.

         "PAYOR" is used herein as defined in Section 3.1.6. hereof.

         "PERMITTED ENCUMBRANCES" shall have the meaning ascribed to such term in Section 13.4. hereof.

         "PERSON" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

         "PETROQUEST OIL & GAS" shall mean PetroQuest Oil & Gas, L.L.C., a Louisiana limited liability company the sole member of which is the Guarantor.

         "PLEDGE" shall mean that certain Second Amended and Restated certain Pledge Agreement executed by Guarantor in favor of Hibernia dated January 2, 2001, affecting all outstanding membership interests of Guarantor in and to the Borrower, and all membership interests owned now or in the future by Guarantor in the Borrower, such Pledge given as a restatement of an existing pledge agreement heretofore held by Compass, as the same may be amended, supplemented, and/or restated from time to time and in effect.

         "PRO RATA OR PRO RATA PART" shall mean for each Lender, (i) for all purposes where no Loan is outstanding, such Lender's Revolving Commitment Percentage for matters relating to the Revolving Loan Commitment and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Lender bears to the aggregate outstanding Loans owed to Lender at the time in question (calculated separately for each Lender for Loans under the Revolving Line of Credit).

         "QUARTERLY REDUCTION" shall mean each reduction to the Borrowing Base Amount established by the Required Lenders based on each scheduled and unscheduled redetermination of the Borrowing Base Amount. The initial Quarterly Reduction will be $4,000,000.00 effective July 31, 2001.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "REIMBURSEMENT OBLIGATIONS" shall mean at any time, the obligations of Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

         "RELATED DOCUMENTS" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

         "RELEASE" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment or into or out of any real property of Borrower, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater and/or land which could reasonably be expected to form the basis of an Environmental Liability against Borrower.

         "REMEDIAL ACTION" means any action to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not mitigate or endanger or threaten to endanger public health or welfare or the environment or
         (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "REQUEST FOR ADVANCE" shall mean the Borrower's request for a Revolving Loan.

         "REQUIRED LENDERS" shall mean one-hundred percent (100%) of the Lenders.

         "REQUIRED PAYMENT" is used herein as defined in Section 3.1.6. hereof.

         "RESTRICTED PERSON" means the Guarantor, the Borrower, and each other Subsidiary of the Guarantor, excluding Unrestricted Subsidiaries.

         "REVOLVING LOANS" shall mean loans made by any of the Lenders under the Revolving Notes to the Borrower in accordance with and subject to the terms of the Revolving Loan Commitment.

         "REVOLVING COMMITMENT PERCENTAGE" shall mean for each Lender the percentage set beside its name below or specified in connection with an assignment made pursuant to Section 16.9. hereof.

         "REVOLVING LINE OF CREDIT" shall mean a three (3) year reducing revolving line of credit to the Borrower pursuant to the Revolving Loan Commitments by the Lenders, subject at all times to the Borrowing Base Amount then in effect.

         "REVOLVING LOAN COMMITMENT" (i) for all Lenders, the lesser of $100,000,000 or the Borrowing Base Amount; and (ii) as to any Lender, its obligation to make Advances hereunder on its Pro Rata Part of the Revolving Line of Credit and purchase its Pro Rata Part of participations in Letters of Credit issued hereunder by the Administrative Agent in amounts not exceeding an amount equal to its Revolving Commitment Percentage times the Revolving Loan Commitment in existence at the time of determination.

         "REVOLVING NOTES" mean the Revolving Notes substantially in the form of Exhibit "C" hereto issued or to be issued to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or of any part thereof .

         "SHIP SHOAL INTERESTS" shall mean the oil, gas, and mineral interests acquired by Borrower from Mobil Oil Exploration & Producing Southeast, Inc. pursuant to that certain Purchase and Sale Agreement dated September 1, 2000, as amended.

         "SOLVENT" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

         "SUBSIDIARIES" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "SUBSIDIARY" means any one of the Subsidiaries.

         "TANGIBLE NET WORTH" shall mean, at any time, the Guarantor's consolidated total assets excluding intangible assets (i.e., patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expenses, and similar intangible expenses, but including leaseholds and leasehold improvements), less the consolidated total liabilities of the Guarantor, all as determined in accordance with GAAP.

         "TERMINATION DATE" shall mean the earlier to occur of (i) June 30, 2004 or (ii) the date of termination of the Commitments pursuant to Article XIV hereof.

         "TOTAL OUTSTANDINGS" shall mean as of any date, the sum of (i) the total principal balance outstanding on the Revolving Notes, plus (ii) the total face amount of all outstanding Letters of Credit plus (iii) the total of all Reimbursement Obligations.

         "TRANCHE" shall mean a Eurodollar Loan for a particular Interest Period and/or a Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana, then "UCC" means the Uniform Commercial Code as the same may be amended from time to time and in effect in such other jurisdiction.

         "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of Guarantor designated an Unrestricted Subsidiary of Guarantor by Guarantor's Board of Directors in compliance with the following sentence, and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Guarantor may at any time and from time to time designate any Subsidiary of Guarantor (other than Borrower or any Subsidiary of Borrower) as an Unrestricted Subsidiary provided that (i) no Default or Event of Default has occurred or is continuing at the time of such designation and after giving effect to such designation, (ii) immediately after such designation, no Restricted Person has any Liability to pay any Obligations of such Subsidiary, has in any way guaranteed any Obligations of such Subsidiary, or has any assets or properties which are subject to any Encumbrance securing any Obligations of such Subsidiary, and (iii) notice of any such designation is promptly given to Bank in writing.

         SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                   ARTICLE II

                            REVOLVING LINE OF CREDIT

         SECTION 2.1. THE REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, each Lender agrees severally to make its Pro Rata Part of Advances to the Borrower during the period from the date hereof until the Termination Date, by making Revolving Loans under the Revolving Line of Credit to the Borrower from time to time, provided, however, that at no time shall the sum of the aggregate principal amount of such Revolving Loans to the Borrower made by all Lenders under the Revolving Line of Credit at such time outstanding exceed the Borrowing Base Amount then in effect. Notwithstanding the foregoing, it is agreed and understood that each Lender's obligation to fund Revolving Loans is limited to such Lender's Revolving Loan Commitment less its Pro Rata Part of the Total Outstandings.

         SECTION 2.2. THE BORROWING BASE AMOUNT. The initial Borrowing Base Amount is hereby fixed at $36,000,000.00 effective April 30, 2001. It is agreed and understood that the Required Lenders will re-evaluate and re-establish the Borrowing Base Amount on a semi-annual basis on each September 30 and March 31. The Borrowing Base Amount also is subject, in the Required Lenders' sole discretion, to one (1) unscheduled redetermination of the Borrowing Base Amount after each scheduled semi-annual redetermination by the Required Lenders. The Borrower, at its option, also may request one (1) unscheduled Borrowing Base Amount redetermination after each scheduled semi-annual redetermination by the Required Lenders. The parties agree and understand that the Borrowing Base Amount is further subject to Quarterly Reductions.

         SECTION 2.3. REVOLVING LOANS.

         SECTION 2.3.1. REVOLVING LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Loans to the Borrower from time to time under the Revolving Line of Credit in accordance with each Lender's Revolving Loan Commitment. Within the limits set forth herein, the Borrower may borrow from the Lenders hereunder, repay any and all such Revolving Loans as hereinafter provided and reborrow hereunder; provided, however, each Revolving Loan shall be in an amount not less than $100,000.00 The Borrower's obligation to repay the Revolving Loans made by the Lenders shall be evidenced by the Revolving Notes. Revolving Loans shall bear interest, at Borrower's option, at the Base Rate or the Eurodollar Rate plus the Eurodollar Margin. The total number of Tranches under the Revolving Line of Credit which may be outstanding at any time hereunder shall never exceed four (4) Tranches, whether such Tranches are Base Rate Loans, Eurodollar Loans, or a combination thereof.

         SECTION 2.3.2. LETTERS OF CREDIT. On the terms and conditions hereinafter set forth, the Administrative Agent shall from time to time during the period beginning on the date of this Agreement and ending on the Termination Date upon request of Borrower issue standby letters of credit for the account of the Borrower for general corporate purposes in such amounts as the Borrower may request but not to exceed in the aggregate face amount at any time outstanding the sum of $10,000,000.00 (subject to the additional limitations on the amounts thereof set forth in Section 2.3.3. below), each such letter of credit shall have an expiry date no later than the earlier of one (1) year from the date of issuance or the Termination Date, whichever occurs first (the "Letters of Credit"). On each day during the period while any such Letter of Credit is issued and outstanding in accordance with the provisions of this Agreement, the sum of the face amount of each such outstanding Letter of Credit shall be treated as an Advance under the Revolving Line of Credit. The Revolving Loan Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Commitment Percentage of the undrawn face amount of such Letter of Credit. Each Lender agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Administrative Agent's liability under such Letter of Credit in an amount equal to such Lender's Revolving Commitment Percentage of such liability, and each Lender (other than Administrative Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Administrative Agent to pay and discharge when due, its Revolving Commitment Percentage of Administrative Agent's liability under such Letter of Credit, provided such Letter of Credit was issued in accordance with the provisions of this Agreement. Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for the amount of each payment under any Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is made by the Administrative Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Administrative Agent shall promptly notify the Lenders and the Borrower of the demand and the date upon which such payment is to be made by the Administrative Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Administrative Agent, Borrower shall advise the Administrative Agent whether or not it intends to borrow under the Revolving Line of Credit to finance its obligations to reimburse the Administrative Agent, and if so, submit a Request for Advance as provided in Section 2.3.4. hereof.

         SECTION 2.3.3. PROCEDURE FOR OBTAINING LETTERS OF CREDIT. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Lender's commitment above in Section 2.3.2. shall be designated by the requesting Borrower's written request delivered to Administrative Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, the Borrower shall execute and deliver to the Administrative Agent an application and agreement with respect to the Letter of Credit, said application and agreement to be in the form customarily used by the Administrative Agent. The Administrative Agent shall promptly thereafter deliver to the Lenders a copy of the Borrower's request, a copy of the Letter of Credit application, and a copy of the Letter of Credit issued in connection therewith as such are amended from time to time. The Administrative Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if
(i) the Administrative Agent does not approve the requested form of the Letter of Credit or any of the terms thereof in its sole discretion, (ii) the amount thereon when added to the amount of the outstanding Letters of Credit exceeds $10,000,000.00, or (iii) the amount thereof when added to the total outstanding Advances under the Revolving Line of Credit would exceed the Borrowing Base Amount then in effect. As of the date hereof, there are outstanding Letters of Credit in the total amount of $2,600,000.00. Once issued, the Administrative Agent shall have the authority to renew and extend from time to time the expiry date of any Letter of Credit, in accordance with the provisions of this Agreement, without the requirement of the joinder of any of the Lenders, except that the Administrative Agent shall not renew or extend the expiry date beyond the Termination Date. Borrower agrees to pay the Administrative Agent a fee for the issuance of each Letter of Credit, which fee shall be due and payable by the Borrower to the Administrative Agent upon issuance of each Letter of Credit by the Administrative Agent and on each anniversary date of such issuance while such Letter of Credit is outstanding. The said fee shall be a per annum fee in the amount equal to 2.00% of the face amount of the Letter of Credit (calculated separately for each Letter of Credit). One-half percent (.50%) of the said fee shall be retained by the Administrative Agent as an issuance fee. The remainder of the said fee shall be divided Pro Rata among the Lenders (including Hibernia). The Administrative Agent shall deliver to the Lenders their Pro Rata share of such fee upon receipt of the same from Borrower. Letters of Credit outstanding prior to the date of this Agreement shall continue to accrue fees and commissions at the rate or rates contracted for upon their issuance until such time as such Letters of Credit expire and are renewed or reissued pursuant to the provisions of this Agreement.

         SECTION 2.3.4. MANNER AND NOTICE OF BORROWING UNDER THE REVOLVING LINE OF CREDIT. Requests For Advances under the Revolving Line of Credit may be made by the Borrower, in writing (including facsimile transmission) to the Administrative Agent and such requests shall be fully authorized by the Borrower if made by any one of the persons designated by the Borrower in writing to the Administrative Agent. The form of Request for Advance is attached hereto as Exhibit "B", and includes a designation by Borrower of the Borrowing Date. The Administrative Agent shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by the Borrower in writing to the Administrative Agent. Requests For Advances must be received by not later than 11:00 a.m. (Central Time) (i) one (1) Business Day prior to the Borrowing Date in the case of Base Rate Loans, or (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Upon receipt of such Request for Advance, the Administrative Agent shall advise each Lender thereof; provided, that if the Lenders have received at least one (1) Business Day's notice of such Advance prior to funding of a Base Rate Loan, or at least three
(3) Business Days' notice of each advance prior to the funding in the case of a Eurodollar Loan, each Lender shall provide the Administrative Agent at its office at 313 Carondelet Street, New Orleans, Louisiana 70130, not later than 1:00 p.m., Lafayette, Louisiana time, on the Borrowing Date, in immediately available funds, its Pro Rata share of the requested Advance, but the aggregate of all such outstanding fundings by each Lender shall never exceed such Lender's available Revolving Loan Commitment. Not later than 2:00 p.m., Lafayette, Louisiana time, on the Borrowing Date, the Administrative Agent shall make available to Borrower the aggregate amount of such requested Advance by crediting same to Borrower's checking account and mailing the resulting credit advice to Borrower. Neither the Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any Request for Advance referred to above which Administrative Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section
2.3.4. Upon funding of Advances by Lenders in accordance with this Agreement, pursuant to any such Request for Advance, Borrower shall have effected Advances hereunder. Each Request for Advance for a Revolving Loan must specify whether such Loan is a Eurodollar Loan or a Base Rate Loan and the applicable Tranche. The Administrative Agent's copy of such credit advice indicating such deposit to the account of the Borrower shall be deemed conclusive evidence of the Borrower's indebtedness to the Lenders in connection with such borrowing. The aggregate outstanding amount of principal and interest due by the Borrower at any given time under the Revolving Loan Commitment shall be and constitute the indebtedness of the Borrower to the Lenders under the Revolving Notes made by the Borrower. When each Advance is made by the Lenders to the Borrower hereunder, the Borrower shall be deemed to have renewed and reissued its Revolving Notes for the amount of the Advance plus all amounts due by the Borrower to the Lenders under the Revolving Loan Commitment immediately prior to such advance.

         SECTION 2.3.5. USE OF PROCEEDS. The Borrower shall use the proceeds of the Revolving Loans to finance working capital requirements, for direct investments in its oil and gas operations, and for general corporate purposes.

         SECTION 2.3.6 SEVERAL OBLIGATIONS. The obligations of the Lenders under the Revolving Loan Commitment are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender.

                                   ARTICLE III

                           NOTES EVIDENCING THE LOANS


         SECTION 3.1. NOTES.

         SECTION 3.1.1. FORM OF REVOLVING NOTES. The Revolving Loans shall be evidenced by Revolving Notes in the aggregate face amount of $100,000,000, in favor of each Lender in the amount of their Pro Rata Part, and shall be in the form of Exhibit "D" attached hereto with appropriate insertions. Notwithstanding the face amount of the Notes, the actual principal amount due from Borrower to Lenders on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Notes may be dated as of the date of this Agreement, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

         SECTION 3.1.2. ISSUANCE OF ADDITIONAL NOTES. From time to time new Notes may be issued to other Lenders as such Lenders become parties to this Agreement. Upon request from the Administrative Agent, Borrower shall execute and deliver to Administrative Agent any such new or additional Notes. From time to time as new Notes are issued the Administrative Agent shall require that each Lender exchange their Notes for newly issued Notes to better reflect the extent of each Lender's Commitment hereunder. The Administrative Agent shall, upon the written request of Borrower, cause the Lenders to return to Borrower the Notes which have been replaced within a reasonable period of time after Borrower's request. Under no circumstances will the issuance of new Notes, or the return of the Notes to the Borrower which have been replaced, constitute a novation or other discharge of the outstanding indebtedness of Borrower to the Lenders under the Loans.

         SECTION 3.1.3. PAYMENT OF THE REVOLVING NOTES. Subject to the requirements of Article VIII below, interest on the unpaid principal balance of the Revolving Notes shall be payable on each Interest Payment Date and on the Termination Date. Subject to the requirements of Article VIII below, the outstanding principal due under the Revolving Notes resulting from Advances under shall be due and payable on the Termination Date.

         SECTION 3.1.4. PAYMENT TO THE LENDERS. Each Lender's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Administrative Agent at the address provided to the Administrative Agent for such Lender for payments no later than 2:00 p.m., Lafayette, Louisiana, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Administrative Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under
Article II hereof (a "Defaulting Bank") and the Administrative Agent or another Lender or Lenders shall have made such Advance, payment received by Administrative Agent for the account of such Defaulting Bank(s) shall not be distributed to such Defaulting Bank(s) until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by the Administrative Agent at any time after 12:00 noon, Lafayette, Louisiana, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by the Administrative Agent. If the Administrative Agent fails to transfer any principal amount to any Lender as provided above, then the Administrative Agent shall promptly direct such principal amount by wire transfer to such Lender.

         SECTION 3.1.5. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 3.1.6. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the rate applicable to such portion of the applicable Loan. Any payment due from any Lender to Administrative Agent pursuant hereto shall bear interest at the Federal Funds Rate.

         SECTION 3.1.7. CAPITAL ADEQUACY. If either (i) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation or (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender as a result of maintaining the Loans, then within fifteen (15) days after demand by such Lender, Borrower will pay to such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall reasonably determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced in whole or in part, based on the existence of the amount of the Loans or such Lender's Commitment under this Agreement.


                                   ARTICLE IV

                                 INTEREST RATES

         SECTION 4.1. OPTIONS.

         SECTION 4.1.1. BASE RATE LOANS. On Base Rate Loans, Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the Base Rate. Past due principal, to the extent permitted by law, shall bear interest, payable upon demand, at the default rate specified in the Revolving Notes.

         SECTION 4.1.2. EURODOLLAR LOANS. On Eurodollar Loans, Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the Eurodollar Rate plus the Eurodollar Margin. Past due principal, to the extent permitted by law, shall bear interest, payable on demand, at the default rate specified in the Revolving Notes. Upon three (3) Business Days written notice prior to the making by the Lenders of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three
(3) or six (6) month period. If the Administrative Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

         SECTION 4.2. INTEREST RATE DETERMINATION. The Administrative Agent shall determine each interest rate applicable to any Base Rate Loan or Eurodollar Loan and its determination shall be conclusive absent manifest error. The Administrative Agent shall notify the Borrower and the Lenders of each interest rate determination within a reasonable time after each such determination.

         SECTION 4.3. CONVERSION OPTION. Borrower may elect from time to time
(i) to convert all or any part of its Eurodollar Loans to Base Rate Loans by giving the Administrative Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Lafayette, Louisiana time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, and (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Administrative Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the Loans for purposes of this Agreement on the Revolving Notes.



                                    ARTICLE V

                             CHANGE OF CIRCUMSTANCES


         SECTION 5.1. UNAVAILABILITY OF FUNDS OR INADEQUACY OF PRICING. In the event that, in connection with any proposed Eurodollar Loan, the Administrative Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Lenders of funding Eurodollar Loans for such Eurodollar Interest Period, the Administrative Agent shall give notice of such determination to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make, continue or convert Loans into Eurodollar Loans shall be suspended, and all loans to Borrower shall be Base Rate Loans during the period of suspension.

         SECTION 5.2. CHANGE IN LAWS. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Lenders to make or continue to maintain or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower in writing of such Lender's obligation to make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loans owed to the Lenders, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Base Rate Loans.

         SECTION 5.3. INCREASED COST OR REDUCED RETURN.

                  (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (A) shall subject such Lender to any tax, duty, or
                  other charge with respect to any Eurodollar Loans, its Revolving Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender under this Agreement, or its Revolving Note, in respect of any Eurodollar Loans (other than franchise taxes and taxes imposed on the overall net income of such Lender);

                           (B) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                           (C) shall impose on such Lender or on the London
                  interbank market any other condition affecting this Agreement or its Revolving Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender under this Agreement or its Revolving Note with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If such Lender requests compensation by Borrower under this Section 5.3., Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert all or part of the Base Rate Loan owing to such Lender to Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.3. shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (ii) If, after the date hereof, such Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (iii) Each Lender shall promptly notify Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 5.3. will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. If such Lender claims compensation under this Section 5.3., such Lender shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (iv) If any Lender gives notice to the Borrower (either by Lender or through the Administrative Agent) pursuant to Section 5.3. or Section
3.1.6. hereof, Lender shall give to the Borrower a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate Lender therefor.

                  (v) Within five (5) Business Days after receipt by the Borrower of any notice referred to in Section 5.3., the Borrower shall pay to such Lender such additional amounts as are required to compensate such Lender for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrower shall not be obligated to compensate such Lender for any increased costs, reduced payments or increased capital requirements to the extent that such Lender incurs the same prior to a date six (6) months before such Lender gives the required notice.

         SECTION 5.4. BREAKAGE FEES. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the such Lender as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5.1. and 5.2.:

                           (i) any payment, prepayment or conversion of a
                  Eurodollar Loan on a date other than the last day of its Eurodollar Interest Period (whether by acceleration, prepayment or otherwise);

                           (ii) any failure to make a principal payment of a
                  Eurodollar Loan on the due date thereof; or

                           (iii) any failure by the Borrower to borrow,
                  continue, prepay or convert to a Eurodollar Loan on the dates specified in a notice given pursuant to this Agreement.

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If such Lender makes such a claim for compensation, it shall furnish to Borrower a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

         SECTION 5.5. DISCRETION OF LENDER AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan and bearing an interest rate to the applicable interest rate for such Eurodollar Period.



                                   ARTICLE VI

                                      FEES

         SECTION 6.1. FACILITY FEE. The Borrower shall pay to the Administrative Agent for the Pro Rata benefit of the Lenders a facility fee in the amount equal to 0.50% times the initial Borrowing Base Amount in excess of $15,620,000.00, payable upon execution of this Agreement by the Borrower. Notwithstanding the foregoing, Hibernia will only be entitled to participate in the initial facility fee only to the extent Hibernia's allocated portion of the initial Borrowing Base

Amount exceeds $15,620,000.00. An additional facility fee of one-half percent (.50%) of the incremental amount of any increase to the Borrowing Base Amount shall be owed by Borrower to the Administrative Agent for the Pro Rata benefit of the Lenders, and such fee shall be payable by Borrower upon its acceptance of said increase; provided, however, if the Borrowing Base Amount is reduced and then reinstated to a higher amount, the additional facility fee will be applicable only to the incremental amount, if any, by which the higher amount exceeds the previous highest Borrowing Base Amount. The Borrower hereby authorizes the Administrative Agent to debit its account maintained with the Administrative Agent for collection of the facility fees.

         SECTION 6.2. UNUSED FEE. The Borrower shall pay the Administrative Agent for the Pro Rata benefit of the Lenders an unused fee calculated as follows: (i) if the Borrowing Base Usage is greater than or equal to 90%, the unused fee is 0.50%; (ii) if the Borrowing Base Usage is greater than or equal to 75% but less than 90%, the unused fee is 0.50%; (iii) if the Borrowing Base Usage is greater than or equal to 50% but less than 75%, the unused fee is 0.375%; and (iv) if the Borrowing Base Usage is less than 50%, the unused fee is 0.375%. The unused fee will be payable quarterly in arrears, commencing June 30, 2001. The unused portion of the Borrowing Base Amount shall be determined on a daily basis by subtracting from the Borrowing Base Amount the amount of all Revolving Loans outstanding, and by averaging said daily amounts for the period for which the fee is to be determined. The Borrower hereby authorizes the Administrative Agent to debit its account maintained with the Administrative Agent for collection of the unused fee.

         SECTION 6.3. LETTER OF CREDIT FEE. The Borrower shall pay to the Administrative Agent a fee for each Letter of Credit as provided in Section
2.3.3. of this Agreement.

         SECTION 6.4. ENGINEERING FEE. The Borrower shall pay to the Administrative Agent for the Pro Rata benefit of the Lenders a fee of $15,000.00 for each unscheduled determination of the Borrowing Base Amount requested by Borrower. The Borrower hereby authorizes the Administrative Agent to debit its account maintained with the Administrative Agent for collection of the fee.

         SECTION 6.5. AGENCY FEES. The Borrower shall pay to the Administrative Agent an agency fee equal to the greater of $22,500.00 or $7,500.00 times the total number of Lenders (including Hibernia). The agency fee shall be payable by Borrower to the Administrative Agent on the date of execution of this Agreement and upon each anniversary date of this Agreement.



                                   ARTICLE VII

                           CERTAIN GENERAL PROVISIONS

         SECTION 7.1. PAYMENTS TO THE BANK. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Related Documents shall be made to the

Administrative Agent at the Administrative Agent's office in New Orleans, Louisiana at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other location that the Administrative Agent may from time to time designate in writing to the Borrower, in each case in immediately available funds.

         SECTION 7.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Related Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Documents.

         SECTION 7.3. PRINCIPAL AMOUNT OF EACH NOTE. The Borrower and the Guarantor acknowledge and understand that notwithstanding the stated principal amount of each Note, that each Lenders' obligation to fund Advances under its
Note is limited for all purposes to the terms and conditions of this Agreement, including but not limited to, availability under the Borrowing Base Amount then in effect and each Lender's Revolving Commitment Percentage of the Borrowing Base Amount. IN ADDITION, THE BORROWER AND THE GUARANTOR UNDERSTAND AND AGREE THAT NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT OR THE NOTES TO THE CONTRARY, THAT NO LENDER SHALL BE OBLIGATED TO FUND ANY AMOUNT IN EXCESS OF SUCH LENDERS'S REVOLVING COMMITMENT PERCENTAGE OF THE INITIAL BORROWING BASE AMOUNT AND/OR ANY SUBSEQUENT BORROWING BASE AMOUNT APPROVED BY THE REQUIRED LENDERS (TO THE EXTENT ANY SUCH LENDER PARTICIPATES IN THE FUNDING OF SUCH SUBSEQUENT AMOUNT).

         SECTION 7.4. RATE MANAGEMENT TRANSACTIONS. The Borrower is permitted to enter into Rate Management Transactions with the Lenders.

         SECTION 7.5. CALCULATION OF FEES. The fees set forth in Article VI above will be calculated on the basis of a year consisting of 360 days.

                                  ARTICLE VIII

                                   PREPAYMENTS

         SECTION 8.1. VOLUNTARY PREPAYMENTS. Borrower may at any time and from time to time, without premium or penalty, prepay Base Rate Loans. Borrower may at any time and from time to time, without penalty or premium except as required pursuant to Section 5.4. hereof, prepay Eurodollar Loans outstanding upon at least three (3) Business Day's notice to Administrative Agent.

         SECTION 8.2. MANDATORY PREPAYMENT RESULTING FROM A QUARTERLY REDUCTION. Subject to Section 5.4 above, in the event the outstanding principal amount of all Loans under the Revolving Line of Credit exceed, as a result of a Quarterly Reduction, the Borrowing Base Amount then in effect, the Borrower shall make (on the first Business Day of the month following the Quarterly Reduction) a mandatory prepayment to the Administrative Agent of the excess amount and accrued, unpaid interest (through the date of payment) on such excess amount.

         SECTION 8.3. MANDATORY PREPAYMENT RESULTING FROM OVERADVANCES. In the event the unpaid principal amount of the Revolving Loans ever exceeds the Borrowing Base Amount then in effect, the Borrower agrees, within thirty (30) days of the occurrence of such an excess amount (an "overadvance") to do the following: (a) make a lump sum payment to the Administrative Agent in an amount equal to the overadvance; (b) grant to the Administrative Agent for the ratable benefit of the Lenders security interests or mortgage liens on new collateral in an amount necessary, in Administrative Agent's sole discretion, to cure the overadvance (and effectuate an increase to the Borrowing Base Amount by the amount of the overadvance); or (c) make the first of six (6) consecutive monthly payments to the Administrative Agent, each in the amount equal to one-sixth of the overadvance.


                                   ARTICLE IX

                          SECURITY FOR THE INDEBTEDNESS

         SECTION 9.1. SECURITY. The Indebtedness shall be secured by the following:

         (a) the Mortgage;

         (b) the Pledge;

         (c) the Guaranty; and

         (d) Any additional Collateral Documents granted by any Person in favor of Administrative Agent for the ratable benefit of the Lenders as security for the Indebtedness.

            The Borrower understands and acknowledges that item (a) and (b) above constitute first priority mortgage liens and security interests affecting the Mortgaged Properties and membership interest of the Guarantor in the Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, subject only to Permitted Encumbrances. Borrower and Guarantor expressly acknowledges that the existing mortgage liens and security interests granted, created, renewed, and/or extended by Borrower's and Guarantor's Collateral Documents are valid, that they subsist against the collateral described therein, and that they are hereby renewed and extended and carried forward in full force to secure payment of all loans, extensions of credit and other obligations of Borrower arising pursuant to this Agreement.



                                    ARTICLE X

                              CONDITIONS PRECEDENT



         SECTION 10.1. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Lenders to make any Revolving Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

         (a) The Borrower shall have executed and delivered to the Administrative Agent this Agreement, the Revolving Notes, the Mortgage, the Pledge, and all other documents required by this Agreement, and the Guarantor shall have executed and delivered to the Administrative Agent the Guaranty and this Agreement, all in form and substance and in such number of counterparts as may be required by the Administrative Agent;

         (b) The representations, warranties, and covenants of the Borrower and the Guarantor as set forth in this Agreement, or in any Related Document furnished to the Administrative Agent and/or any Lender in connection herewith, shall be and remain true and correct;

         (c) The Administrative Agent shall have received a favorable legal opinion of counsel to the Borrower and the Guarantor covering the transactions contemplated by this Agreement, in form, scope and substance satisfactory to the Administrative Agent;

         (d) The Administrative Agent shall have received certified resolutions of the Borrower and Guarantor authorizing the execution of all documents and instruments contemplated by this Agreement;

         (e) The Administrative Agent shall have received all fees, charges and expenses which are due and payable as specified in this Agreement and any Related Documents;

         (f) No Default or Event of Default shall exist or shall result from the making of a Loan or the issuance of a Letter of Credit;

         (g) The Borrower and the Guarantor shall have provided the Administrative Agent with all financial statements, reports and certificates required by this Agreement;

         (h) The Administrative Agent shall have received the articles of incorporation and bylaws, as amended, of the Guarantor, the articles of organization and operating agreement of the Borrower, as amended, and the Administrative Agent's counsel shall have reviewed the foregoing documents and is satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

         (i) The Administrative Agent shall have received evidence acceptable to the Lenders and their counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

         (j) The Borrower shall have complied with the procedure set forth in this Agreement, for the making of a Revolving Loan;

         (k) There shall have occurred no Material Adverse Change;

         (l) The Lenders' satisfactory review of (i) all environmental matters related to the Mortgaged Properties and (ii) title to the Mortgaged Properties and the value thereof.

         (m) The Borrower must maintain insurance acceptable to the Lenders, and deliver to Administrative Agent evidence of such insurance coverages;

         (n) The Borrower shall have executed and delivered to the Administrative Agent blank form letters in lieu of division orders, in form and substance satisfactory to the Administrative Agent;

         (o) The Lenders' satisfactory review of the loan and collateral documents comprising the Bridge Facility;

         (p) The Administrative Agent shall have received from EnCap an executed subordination agreement affecting the Bridge Facility and the collateral therefor (the "Subordination Agreement"), in form and substance satisfactory to the Lenders and their counsel; and

         (q) The Administrative Agent shall have received title opinions from counsel to Borrower covering not less than ninety percent (90%) of the value of the Mortgaged Properties, as determined by the Lenders, which opinions must be satisfactory to the Lenders and their counsel, and

         The Administrative Agent and the Lenders reserve the right, in their sole discretion, to waive any one or more of the foregoing conditions precedent.

         SECTION 10.2. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The condition precedent to the effectiveness of this Agreement is that the Administrative Agent receive from each of the Lenders a signed, written commitment for such Lender's Revolving Commitment Percentage.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Guarantor represent and warrant to the Lenders as follows:

         SECTION 11.1. CORPORATE AUTHORITY. The Borrower is a Louisiana limited liability company duly created, validly existing, and in good standing under the laws of the state of Louisiana, and is duly qualified and in good standing as foreign limited liability company in all jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents to which it is a party. The Guarantor is a corporation duly created, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified and in good standing as a foreign corporation in all jurisdictions where the failure to qualify would have and adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents to which it is a party. The Borrower has the power to enter into this Agreement, issue the Notes and Mortgage and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. The Borrower has the power to perform its obligations hereunder and under the Loan Documents and Related Documents. The making and performance by the Borrower of the Loan Documents and Related Documents and the making and performance by the Guarantor of the Loan Documents and Related Loan Documents to which it is a party have all been duly authorized by all necessary corporate or company action, and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, the Guarantor, or the articles of incorporation and bylaws of Guarantor, or the articles of organization and operating agreement of the Borrower. The making and performance by the Borrower and the Guarantor of the Loan Documents and Related Documents to which each is a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which the Borrower or Guarantor is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or Guarantor, and the Borrower and Guarantor are not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of the Loan Documents and Related Documents to which the Borrower and/or Guarantor is a party constitutes a legal, valid and binding obligations of, said party, the Borrower, enforceable in accordance with its terms.

         SECTION 11.2. FINANCIAL STATEMENTS. The balance sheet of the Borrower and the Guarantor at the dates thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to the Administrative Agent and/or the

Lenders, are complete and correct and fairly present the financial condition of such entities as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of the Borrower and/or Guarantor in their businesses taken as a whole.

         SECTION 11.3. TITLE TO MORTGAGED PROPERTIES. The Borrower has good and marketable title to the Mortgaged Properties, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

         SECTION 11.4. LITIGATION. Other than as has been disclosed previously to the Administrative Agent and/or the Lenders in writing, there are no legal actions, suits or proceedings pending or threatened against or affecting the Borrower, the Guarantor, or any of their properties before any court or administrative agency (federal, state or local), which, if determined adversely to any of the Borrower or the Guarantor would constitute a Material Adverse Change to any of them, and there are no judgments or decrees affecting the Borrower and/or the Guarantor, or their property (including, without limitation, the Collateral) which are or may become an Encumbrance against such property.

         SECTION 11.5. APPROVALS. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the shareholders or members of the Borrower or the Guarantor is or will be required in connection with the execution and delivery by the Borrower and Guarantor of the Related Documents or the performance by the Borrower and Guarantor of their obligations hereunder and under the other Related Documents.

         SECTION 11.6. REQUIRED INSURANCE. The Borrower shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Borrower operates, and as shall be reasonably satisfactory to the Bank. The Borrower agrees to provide the Administrative Agent with certificates or binders evidencing such insurance coverage on an annual basis. The Borrower further agrees to promptly furnish the Administrative Agent with copies of all renewal notices and, if requested by the Administrative Agent, with copies of receipts for paid premium. The Borrower shall provide the Administrative Agent with certificates or binders evidencing insurance coverage pursuant to all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire.

         SECTION 11.7. LICENSES. The Borrower possesses adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted.

         SECTION 11.8. ADVERSE AGREEMENTS. The Borrower and the Guarantor are not parties to any agreement or instrument, nor subject to any charter or other restriction, materially and adversely affecting the business, properties, assets, or operations of the Borrower or the Guarantor or its/their condition (financial or otherwise), and the Borrower and the Guarantor are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which they are a party, which default would constitute a Material Adverse Change.

         SECTION 11.9. DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

         SECTION 11.10. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower or Guarantor may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) the Borrower and/or Guarantor has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

         SECTION 11.11. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 11.12. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 11.13. REGULATIONS X, T AND U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations X, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loans will be used for the purpose of purchasing or carrying such margin stock.

         SECTION 11.14. LOCATION OF OFFICES, RECORDS, EQUIPMENT AND INVENTORY. The chief place of business of the Borrower, and the office where the Borrower keeps all of its records concerning the Collateral, is 400 East Kaliste Saloom Road, Suite 3000, Lafayette, LA 70508.

         SECTION 11.15. INFORMATION. All information heretofore or contemporaneously herewith furnished by the Borrower and the Guarantor to the Administrative Agent and the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower and the Guarantor to the Administrative Agent and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 11.16. ENVIRONMENTAL MATTERS. Except as previously disclosed to the Lenders in writing or as could not reasonably be expected to result in a Material Adverse Effect:

         (a) Borrower is in compliance with all applicable Environmental Laws;

         (b) Borrower has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such consents and permits are in full force and effect and Borrower is in compliance with all terms and conditions of such approvals;

         (c) Neither Borrower nor any of the present property or operations of Borrower is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release except those orders and agreements with which Borrower has complied;

         (d) None of the operations of Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

         (e) None of the operations of Borrower, to its best knowledge after due inquiry, is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release.

         (f) Borrower has not been required to file any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent;

         (g) Borrower has not been required to file any notice under any applicable Environmental Law reporting a Release (other than minor or de minimis Releases);

         (h) There is not now, nor, to the best knowledge of Borrower, has there ever been, on or in any property of Borrower:

                  (i) any unauthorized generation, treatment, recycling, storage or disposal of any hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent,

                  (ii) any underground storage tanks or surface impoundments without proper permits,

                  (iii)    any asbestos - containing material, or

                  (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

         (i) There have been no written commitments or agreements involving Borrower from or with any Governmental Authority or any private entity (including, without limitation, the owner of the Mortgaged Properties or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release on or into any of the properties of Borrower or the environment (including off-site disposal of Hazardous Materials) or any Remedial Action with respect thereto in non-compliance or violation of any Environmental Law;

         (j) Borrower has not received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release;

         (k) Borrower has no known liability in connection with any material Release or material threatened Release; and

         (l) After due inquiry, no Environmental Lien has attached to any properties of Borrower.

         (m) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Borrower in relation to any properties or facility now or previously owned or leased by Borrower which have not been made available to Bank.

         SECTION 11.17. SOLVENCY OF THE BORROWER AND THE GUARANTOR. The Borrower and the Guarantor are, and after consummation of the transactions contemplated by this Agreement (including the making of the Loans and the issuance of Letters of Credit), and after giving effect to all obligations incurred by the Borrower and the Guarantor in connection herewith, will be, Solvent.

         SECTION 11.18. GOVERNMENTAL REQUIREMENTS. The Collateral is in compliance with all current governmental requirements affecting the said property.

         SECTION 11.19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower and the Guarantor understand and agree that the Administrative Agent and the Lenders are relying upon the above representations and warranties in making the Loans to the Borrower. The Borrower and the Guarantor further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.

         SECTION 11.20. PETROQUEST OIL & GAS. The Guarantor shall cause the assets of PetroQuest Oil & Gas at all times to consist solely of beneficial interests in oil and gas properties, the legal interests of which is owned by Persons other than the Borrower and/or the Guarantor. The Guarantor further agrees to remain the sole member of PetroQuest Oil & Gas.

         SECTION 11.21. UNRESTRICTED SUBSIDIARIES. Guarantor and Borrower will insure that each Unrestricted Subsidiary complies with each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which such Unrestricted Subsidiary is a party or by which it or any of its properties is bound, and with all laws, regulations, and orders applicable to such Unrestricted Subsidiary or its properties, business and affairs, including Environmental Laws, if such Unrestricted Subsidiary's failure so to comply would impose any Liability on any Restricted Person, require any Restricted Person to pay or perform any Liability owing by any Unrestricted Subsidiary, or could otherwise cause a Material Adverse Change. The Guarantor and the Borrower will insure that no Unrestricted Subsidiary takes, or omits to take, any action if such action or omission would cause the Guarantor or the Borrower to be unable to remake its representations and warranties hereunder.


                                   ARTICLE XII

                              AFFIRMATIVE COVENANTS

         In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower, the Borrower and the Guarantor covenant and agree as follows:

         SECTION 12.1. FINANCIAL STATEMENTS; OTHER REPORTING REQUIREMENTS. The Guarantor and/or the Borrower, as the case may be will furnish or cause to be furnished to the Administrative Agent:

         (a) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal year of the Guarantor, audited consolidated financial statements of the Guarantor consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent certified public accountants of recognized standing acceptable to the Administrative Agent,

         (b) as soon as available and in any event within forty-five (45) days following the close of each calendar quarter, interim consolidated financial statements of the Guarantor, consisting of a balance sheet as of the end of such quarter and statements of income and cash flow, certified as true and correct by the Guarantor's chief financial officer as having been prepared in accordance with GAAP consistently applied,

         (c)      upon each submission of the financial statements required by
                  (a) and (b) above, a compliance certificate signed by the chief financial officer of the Borrower in the form attached hereto as Exhibit A, certifying that he has reviewed this Agreement and to the best of his knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein, and details of any waivers, amendments, or modifications of any covenant contained in this Agreement, and said certificate shall include a schedule of all Hedging Agreements,

         (d) upon Majority Banks' request, a monthly aging of the Guarantor's consolidated accounts receivable and accounts payable, in such form and containing such representations and warranties regarding the accounts as the Majority Banks may reasonably require,

         (e) as soon as available and in any event within thirty (30) days after filing, a copy of Guarantor's and Borrower's tax returns,

         (f) by February 28th of each year, a third party engineering report (at Borrower's expense) dated as of the preceding December 31 covering the Mortgaged Properties, all material oil and gas properties owned by the Borrower, if any, and all material oil and gas properties owned by the Guarantor, if any, in form and substance satisfactory to the Administrative Agent,

         (g) as soon as available and in any event within forty five (45) days after the end of each month, the following reports and data: reports of production (attributable to the Mortgaged Properties, all other material oil and gas properties owned by the Borrower, if any, and all material oil and gas properties owned by Guarantor, if any), commodity prices, sales revenues, operating expenses for the Leases, production taxes, and capital spending reports,

         (h) as soon as available and in any event by August 31st of each year, an internally prepared engineering report covering the Mortgaged Properties, all material oil and gas properties owned by the Borrower, if any, and all other material oil and gas properties owned by the Guarantor, if any, and dated as of no earlier than the preceding June 30, in form and content satisfactory to Administrative Agent, and

         (i) such other financial information or other information concerning the Borrower and the Guarantor as the Administrative Agent and/or the Majority Banks may reasonably request from time to time.

         SECTION 12.2. NOTICE OF DEFAULT; LITIGATION; ERISA MATTERS. The Borrower will give written notice to the Administrative Agent as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge, (ii) the filing of any actions, suits or proceedings against the Borrower in any court or before any governmental authority or tribunal of which they have knowledge, which could cause a Material Adverse Change with respect to the Borrower and/or the Guarantor, (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which they have knowledge which may cause, or lead to, or result in, any Material Adverse Change to the Borrower and/or the Guarantor.

         SECTION 12.3. MAINTENANCE OF EXISTENCE, PROPERTIES AND LIENS. The Borrower and the Guarantor will (i) continue to engage in the business presently being operated by each of them; (ii) maintain their existence and good standing in each jurisdiction in which they are required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of their business in good order and condition; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of their business or the operation of their properties or assets; and (v) the Borrower will maintain in favor of the Lenders a first perfected lien and security interest in the Collateral, subject only to Permitted Encumbrances.

         SECTION 12.4. TAXES. The Borrower and the Guarantor shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against it or its properties. The Borrower and the Guarantor further agree to furnish the Administrative Agent with evidence that such taxes, assessments, and governmental and other charges due by the Borrower and the Guarantor have been paid in full and in a timely manner. The Borrower and/or the Guarantor may withhold any such payment or elect to contest any lien if the Borrower and/or the Guarantor are in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Lender's interest in the Collateral is not jeopardized.

         SECTION 12.5. PERFORMANCE OF LOAN DOCUMENTS. The Borrower and the Guarantor shall duly and punctually pay and perform each of its obligations under the Notes, under this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Related Documents to which it is a party, in accordance with the terms hereof and thereof.

         SECTION 12.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower shall comply with and shall cause all of its employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of Hazardous Materials, and pay immediately when due the cost of removal of any such Hazardous Materials from, and keep its properties free of any lien imposed pursuant to any Environmental Laws.

         The Borrower shall give notice to the Administrative Agent as soon as reasonably possible and in no event more than five (5) days after it receives any compliance orders, environmental citations, or other notices from any Governmental Authority relating to any Environmental Liabilities relating to its properties or elsewhere for which it may have legal responsibility with a full description thereof; the Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring the Borrower to remove, treat or dispose of such Hazardous Materials at the sole expense of the Borrower, to provide the Administrative Agent with satisfactory evidence of such compliance; provided, however, that nothing contained herein shall preclude the Borrower from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and the Lenders' security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

         Regardless of whether any Event of Default hereunder shall have occurred and be continuing, the Borrower (i) releases and waives any present or future claims against the Administrative Agent and the Lenders for indemnity or contribution in the event the Borrower becomes liable for any Environmental Lien and/or Remedial Action, and (ii) agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against the Administrative Agent and the Lenders by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of the Borrower of any Hazardous Materials, regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of the Bank (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section 12.6 shall survive termination of this Agreement.

         SECTION 12.7. FURTHER ASSURANCES. The Borrower and the Guarantor will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Administrative Agent, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents. Borrower and Guarantor further agree to deliver, and to cause any of its affiliates to deliver, as further security for the Indebtedness, whenever requested by the Administrative Agent and/or the Lenders in its/their sole discretion, such additional collateral documents in form and substance satisfactory to the Administrative Agent and the Lenders for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any oil and gas properties and interests, together with all associated equipment, production, production proceeds and other real or personal property, hereafter owned or acquired by any Borrower or its affiliates, other than properties owned or held by PetroQuest Oil & Gas, L.L.C., or granted as collateral for the payment of the non-recourse indebtedness permitted by Section 13.5(c) hereof (and which is not previously covered by the Mortgage). Borrower also agrees to deliver, whenever requested by Administrative Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Administrative Agent with respect to any Borrower's properties and interests designated by Administrative Agent, based upon abstract or record examinations to dates acceptable to Administrative Agent and (a) stating that such Borrower has good and defensible title to such properties and interests, free and clear of all liens other than Permitted Encumbrances, (b) confirming that such properties and interests are subject to mortgages in favor of the Lenders securing the Indebtedness that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Administrative Agent may request, and further agrees to perform such curative work as required by such opinions and as may reasonably be requested by Administrative Agent.

         SECTION 12.8. FINANCIAL COVENANTS. The Borrower and Guarantor shall comply with the following covenants and ratios:

         (a) MINIMUM CURRENT RATIO. The Guarantor shall at all times maintain a minimum Current Ratio of 1.0 to 1.0. For the purposes of this covenant, current accounts will not include the effects, if any, of the marking to market Hedging Agreements pursuant to SFAS No. 133.

         (b) MINIMUM TANGIBLE NET WORTH. The Guarantor shall at all times maintain a minimum Tangible Net Worth of $41,000,000.00 plus 50% of the Guarantor's consolidated quarterly net income reported after December 31, 2000, plus the cumulative after-tax amount of ceiling test write-downs incurred pursuant to Regulation SX4.10 of the Securities and Exchange Commission subsequent to December 31, 2000.

         (c) MINIMUM DEBT SERVICE COVERAGE RATIO. The Guarantor shall maintain at all times a debt service coverage ratio of not less than 1.25 to 1.0. For the purposes of this covenant, the effects, if any, of Hedging Agreements pursuant to SFAS No. 133 will not be included, nor will the effect, if any, of ceiling test write-downs pursuant to Regulation SX4.10 of the Securities and Exchange Commission be included. Debt service coverage shall be calculated based on GAAP as follows: the ratio of (i) Guarantor's consolidated earnings before interest expense, income taxes, depreciation, depletion, amortization, oil and gas asset impairment write-downs, lease impairment expense, uncapitalized discretionary exploration expenses, and gains and losses from the sale of capital assets for the immediately preceding three (3) months, divided by (ii) the sum of Quarterly Reductions for the ensuing quarter being tested, plus any other current maturities of long term debt forecast for such quarter, plus interest expense for the immediately preceding three (3) months, but excluding amounts due under the Bridge Facility.

         SECTION 12.9. OPERATIONS. The Borrower and the Guarantor shall conduct their business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting their properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have.

         SECTION 12.10. CHANGE OF LOCATION. The Borrower shall, within ten (10) Business Days prior to any such addition or change, notify the Administrative Agent in writing of any proposed additions to or changes in the location of its business location(s).

         SECTION 12.11. EMPLOYEE BENEFIT PLANS. So long as this Agreement remains in effect, the Borrower and the Guarantor will maintain each employee benefit plan as to which they may have any liability, in compliance with all applicable requirements of law and regulations

         SECTION 12.12. DEPOSIT AND OPERATING ACCOUNTS. The Borrower will maintain its primary operating and savings accounts with the Administrative Agent.

         SECTION 12.13. PRODUCTION PROCEEDS. The Borrower will cause all production proceeds and revenues attributable to the Mortgaged Properties to be paid and deposited in the Borrower's accounts maintained with Administrative Agent, and shall not redirect the payment of such proceeds to any other accounts.

         SECTION 12.14. FIELD AUDITS; OTHER INFORMATION. The Borrower shall allow the Administrative Agent's employees and agents access to its books and records and properties during normal business hours to perform field audits from time to time. The Borrower shall pay all reasonable costs and expenses associated with such field audits. The Borrower will provide the Administrative Agent with such other information as the Administrative Agent may reasonably request from time to time.

         SECTION 12.15. INSURANCE. The Borrower shall maintain in effect all insurance required by this Agreement and the Collateral Documents, and the Borrower agrees to comply with the requirements of Section 11.6. above.

         SECTION 12.16. NOTICE OF ISSUANCE OF ANY PERMITTED JUNIOR SECURITIES. Borrower agrees to give Administrative Agent and the Lenders written notice prior to the Borrower's issuance of Permitted Junior Securities (as defined in the Subordination Agreement) to EnCap or any of its affiliates.

                                  ARTICLE XIII

                               NEGATIVE COVENANTS

         In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower and the Guarantor, as the case may be, the Borrower and the Guarantor covenant and agree as follows:

         SECTION 13.1. LIMITATIONS ON FUNDAMENTAL CHANGES. Without the prior written consent of the Majority Banks, the Borrower and the Guarantor shall not change the nature of their business, grant credit terms to its customers on terms different than those presently granted to customers, or form any Subsidiary, nor shall the Borrower or Guarantor enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution). The Lenders acknowledge that the Guarantor has formed PetroQuest Oil & Gas, L.L.C., a Louisiana limited liability company, as a Subsidiary.

         SECTION 13.2. DISPOSITION OF ASSETS. The Borrower and the Guarantor shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property or assets (whether now owned or hereafter acquired) outside of the ordinary course of business in excess of $500,000.00 in the aggregate between any two scheduled semi-annual Borrowing Base Amount redeterminations.

         SECTION 13.3. REPURCHASE OF CAPITAL STOCK; RESTRICTED PAYMENTS. The Borrower and the Guarantor shall not (i) repurchase or redeem any of membership interest and/or capital stock or (ii) declare or pay (or set aside reserves for payment of) any dividends or distributions, without the prior written consent of the Majority Banks.

         SECTION 13.4. ENCUMBRANCES. The Borrower and the Guarantor shall not create, incur, assume or permit to exist any Encumbrances on any of its property now owned or hereafter acquired, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

         (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor;

         (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

         (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement;

         (d) The Collateral Documents and any other Encumbrances in favor of the Lenders to secure the Indebtedness of the Borrower to the Lenders;

         (e) Encumbrances in favor of EnCap, provided such Encumbrances are subordinated in favor of Bank pursuant to the Subordination Agreement;

         (f) Subject to Section 13.11. below, Encumbrances granted prior to the date of this Agreement to secure Non-Recourse Indebtedness, and/or Encumbrances granted after the date of this Agreement to secure Non-Recourse Indebtedness;

         (g) Encumbrances existing as of the date of this Agreement in favor of Hibernia Corporation and/or Hibernia Energy Investment Corporation as security for the HEIC Facility; and

         (h) Encumbrance evidenced by that certain UCC-1 financing statement by PetroQuest Energy One, L.L.C. in favor of Linc Monex, recorded with the Secretary of State of Texas under No. 98-215813.

         SECTION 13.5. DEBTS, GUARANTIES AND OTHER OBLIGATIONS. The Borrower and the Guarantor, without the prior written consent of the Majority Banks, will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, guaranties, and/or other obligations, direct or contingent, except for:

         (a)      The Indebtedness to the Lenders under this Agreement;

         (b) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business;

         (c) Non-Recourse Indebtedness not to exceed $25,000,000.00 at any time outstanding;

         (d) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefore;

         (e)      The Bridge Facility;

         (f) The outstanding indebtedness (as of the date of this Agreement) under the HEIC Facility; or

         (g) Existing debt (as of the date of this Agreement) of the Borrower to Linc Monex.

         SECTION 13.6. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except for:

         (a) Investments in direct obligations of the United States of America or any agency thereof;

         (b) Investments in certificates of deposit issued by national banks; or

         (c) Loans by Borrower to Guarantor and loans by Guarantor to Borrower and /or any Restricted Person that is a guarantor of the Indebtedness, and capital contributions, and investments in the Borrower or any Restricted Person that is a guarantor of the Indebtedness.

         SECTION 13.7. OTHER AGREEMENTS. The Borrower and the Guarantor will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by any of them hereunder or in connection herewith.

         SECTION 13.8. TRANSACTIONS WITH AFFILIATES. The Borrower and the Guarantor will not enter into any agreement with any affiliate except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party.

         SECTION 13.9. USE OF REVOLVING LOAN PROCEEDS. The Borrower and the Guarantor shall not use any Revolving Loan proceeds to finance investments in marketable securities.

         SECTION 13.10. COMMODITY TRANSACTIONS. The Borrower and the Guarantor shall not enter into any speculative commodity transactions of any type or Hedging Agreement relating to the sale of aggregate Hydrocarbons production in excess of seventy-five percent (75%) of the total volume of such production projected in the most recent independent engineering report delivered to Administrative Agent pursuant to Section 12.1(f) or as projected in the most recent internally prepared engineering report delivered to Administrative Agent pursuant to Section 12.1(h), whichever is more recent, to come from the Borrower's and the Guarantor's proved developed producing reserves during the term of such Hedging Agreement. Notwithstanding the foregoing, the maximum duration of any permitted Hedging Agreement shall not exceed twenty-four (24) months. In addition, if Borrower and/or Guarantor desires to enter into Hedging Agreements affecting new wells, Borrower agrees to obtain Majority Banks' prior written consent to such Hedging Agreements.

         SECTION 13.11. NON-RECOURSE INDEBTEDNESS. The Borrower and the Guarantor agree and covenant that no Unrestricted Subsidiary shall create, incur, assume, or otherwise become liable with respect to any Obligations other than Non-Recourse Indebtedness and no Unrestricted Subsidiary shall have Non-Recourse Indebtedness in excess of $25,000,000 at any one time outstanding.



                                   ARTICLE XIV

                                EVENTS OF DEFAULT

         SECTION 14.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

         DEFAULT UNDER THE INDEBTEDNESS. Should the Borrower default in the payment of principal or interest under the Indebtedness of the Borrower, or should the Borrower default in the payment of interest under the Indebtedness of the Borrower within ten (10) days after any such interest payment is due.

         DEFAULT UNDER THIS AGREEMENT. Should the Borrower or the Guarantor violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within thirty (30) days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

         DEFAULT UNDER OTHER AGREEMENTS. Should any event of default occur or exist under any of the Related Documents or should the Borrower or the Guarantor violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within ten days of the occurrence thereof.

         OTHER DEFAULTS IN FAVOR OF THE LENDERS. Should the Borrower default under any other loan, extension of credit, security agreement, or other obligation in favor of any of the Lenders and fail to cure same in accordance with any applicable cure periods.

         DEFAULT IN FAVOR OF THIRD PARTIES (INCLUDING ENCAP). Should the Borrower or the Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person (including, without limitation, EnCap) and fail to cure same in accordance with any applicable cure periods.

         INSOLVENCY. The following occurrences, in addition to the failure or suspension of either the Borrower or the Guarantor, shall constitute an Event of Default hereunder:

         (a) Filing by the Borrower or Guarantor of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by the Borrower or Guarantor consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by the Borrower or Guarantor for, or the appointment by consent or acquiescence of, a receiver or trustee of the Borrower or Guarantor for all or a substantial part of the property of any such Person; the making by the Borrower or Guarantor, of an assignment for the benefit of creditors; the inability of the Borrower or Guarantor or the admission by the Borrower or Guarantor in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

         (b) Filing of an involuntary petition against the Borrower or Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of the Borrower or Guarantor for all or a substantial part of the property of such Person and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of the Borrower or Guarantor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to the Borrower or Guarantor of its issuance.

         DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of the Borrower or Guarantor be commenced.

         FALSE STATEMENTS. Should any representation or warranty of either the Borrower or the Guarantor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

         MATERIAL ADVERSE CHANGE. Should a Material Adverse Change with respect to either the Borrower or the Guarantor occur at any time and not be cured within ten (10) days of the occurrence thereof.

         Upon the occurrence of an Event of Default, the Revolving Loan Commitment will, at the option of the Majority Banks, either terminate or be suspended (including any obligation to make any further Revolving Loans), and, at the Majority Bank's option, the Revolving Notes and all Indebtedness of the Borrower will become immediately due and payable, all without notice of any kind to the Borrower or the Guarantor, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. For any other Event of Default, the Administrative Agent, upon request of the Majority Banks, shall by notice to Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which Borrower and each Guarantor hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Upon the occurrence of an Event of Default and upon the request of the Majority Banks, the Administrative Agent shall exercise any and all rights and remedies under the Loan Documents, or any of them, granted to Administrative Agent hereunder or granted to Administrative Agent at law or in equity, including, without limitation, foreclosure of the Collateral. Nothing contained in this Article 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes or any other Loan Document, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to Borrower or any Guarantor (any such notice being expressly waived by Borrower and the Guarantors), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of Borrower or any Guarantor against any and all of the indebtedness of Borrower and the Guarantors under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by Borrower and the Guarantors pursuant to this Agreement and the Notes. The Lenders agree promptly to notify Borrower and the Guarantors after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

         SECTION 14.2. WAIVERS. Except as otherwise provided for in this Agreement and by applicable law, the Borrower and the Guarantor waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent for the benefit of the Lenders on which the Borrower or the Guarantor may in any way be liable and hereby ratify and confirm whatever the Bank may do in this regard,
(ii) all rights to notice and a hearing prior to the Administrative Agent's taking possession or control of, or to the Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Administrative Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower and the Guarantor acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.


                                   ARTICLE XV

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

         SECTION 15.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints Administrative Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders;
(vi) to promptly distribute to each Lender all material information, requests, documents and items received from Borrower under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Administrative Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to such Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Administrative Agent and any successor Administrative Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Administrative Agent and any successor Administrative Agent in its capacity as a Lender. Administrative Agent and any successor Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrower, and any Person which may do business with Borrower, all as if Administrative Agent and any successor Administrative Agent were not Administrative Agent hereunder and without any duty to account therefor to the Lenders except where the actions of Borrower in connection therewith would constitute a Default or Event of Default under this Agreement or any other Loan Document; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Administrative Agent which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its Pro Rata part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of Borrower to such Lender as of the time of such request.

         SECTION 15.2. NOTE HOLDERS. From time to time as other Lenders become a party to this Agreement after receiving the consent of Borrower, Administrative Agent shall obtain execution by Borrower of additional Notes in amounts representing the Commitments of each such new Lender. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Article II hereof. From time to time, Administrative Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitments of the Lenders. Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form reasonably satisfactory to Administrative Agent.

         SECTION 15.3. CONSULTATION WITH COUNSEL. Lenders agree that Administrative Agent may consult with legal counsel selected by Administrative Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with and in reliance upon the advice of such counsel.

         SECTION 15.4. DOCUMENTS. Administrative Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Administrative Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

         SECTION 15.5. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by Majority Banks. If no successor Administrative Agent has been so appointed by Majority Banks (and approved by Borrower) and has accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Any successor Administrative Agent must be approved by Borrower, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder from and after the date on which the successor Administrative Agent accepts its appointment. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 15.6. RESPONSIBILITY OF ADMINISTRATIVE AGENT. It is expressly understood and agreed that the obligations of Administrative Agent under the Loan Documents are only those expressly set forth in the Loan Documents, or as may be imposed by applicable law, and that Administrative Agent, as the case may be, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Administrative Agent, as the case may be, has actual knowledge of such fact or has received notice from a Lender or Borrower that such Lender or Borrower consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Administrative Agent nor any of their directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Administrative Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

         Administrative Agent shall not be responsible to Lenders for any of Borrower's or any Guarantor's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by Borrower or any Guarantor to perform any of their obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         The relationship between Administrative Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Administrative Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Administrative Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Administrative Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

         Administrative Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders (except as otherwise provided for in this Agreement or by applicable law), any and all rights afforded to Agent, as the case may be, by the Loan Documents or which Administrative Agent may have as a matter of law; provided, however, Administrative Agent shall not, without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of Majority Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding sentence without the consent of all Lenders which: (i) would increase the Commitment amount of any Lender,
(ii) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Notes, (iv) would increase any Lender's obligations hereunder or would materially alter Administrative Agent's obligations to any Lender hereunder, (v) would release Borrower from its obligation to pay any Lender's Notes, (vi) would release the Guaranty and/or the Collateral, or (vii) would amend this sentence. For purposes of this paragraph, a Lender shall be deemed to have consented to any such action by Administrative Agent upon the passage of five (5) Business Days after written notice thereof is given to such Lender in accordance with Section 16.2. hereof, unless such Lender shall have previously given Administrative Agent notice, complying with the provision of Section 16.2 hereof, to the contrary. Administrative Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Administrative Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Administrative Agent.

         SECTION 15.7. INDEPENDENT INVESTIGATION. Each Lender severally represents and warrants to Administrative Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Administrative Agent in connection herewith, and each Lender represents, warrants and undertakes to Administrative Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrower while the Notes are outstanding or its commitments hereunder are in force. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Other than as provided in this Agreement or any other Loan Document, Administrative Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of Administrative Agent.

         SECTION 15.8. INDEMNIFICATION. Lenders agree to indemnify Administrative Agent, ratably according to their respective Revolving Loan Commitment on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by the Administrative Agent for any amount such Lender paid to Administrative Agent under this Section 15.8. to the extent the Administrative Agent has been reimbursed for such payments by Borrower or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE ADMINISTRATIVE AGENT

FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON ADMINISTRATIVE AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY EXCLUDING, HOWEVER, GROSS NEGLIGENCE OF ADMINISTRATIVE AGENT.

         SECTION 15.9. BENEFIT OF ARTICLE XV. The agreements contained in this
Article XV are solely for the benefit of Administrative Agent and the Lenders and are not for the benefit of, or to be relied upon by, Borrower, any affiliate of Borrower or any other person and shall not create any third-party beneficiary rights in favor of any Person other than the Administrative Agent and the Lenders.

         SECTION 15.10. PRO RATA TREATMENT. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrower or any Guarantor and collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by Borrower or any Guarantor shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated in this Agreement hereof and Administrative Agent or another Lender or Lenders shall have made such Advance, payment received by Administrative Agent for the account of such Defaulting Bank(s) shall not be distributed to such Defaulting Bank(s) until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

         SECTION 15.11. ASSUMPTION AS TO PAYMENTS. Except as specifically provided herein, unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Administrative Agent may, but shall not be required to, assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the interest rate applicable to such portion of the Revolving Loan. Any payment due from any lender to Administrative Agent pursuant hereto shall bear interest at the Federal Funds Rate

         SECTION 15.12. OTHER FINANCINGS. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with Borrower or any Guarantor (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of Borrower or any Guarantor which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings to the extent not also security for the Loans; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of Borrower or any Guarantor arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings to the extent not also security for the Loans.

         SECTION 15.13. INTERESTS OF THE LENDERS. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Administrative Agent, Lenders and Borrower recognize that the respective obligations of Lenders under the Revolving Loan Commitments shall be several and not joint and that neither Administrative Agent, nor any of Lenders shall be responsible or liable to perform any of the obligations of the other Lenders under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Administrative Agent under the Security Instruments, including, without limitation, Liens and security interests in any Collateral, fees and payments of principal and interest by Borrower under the Revolving Loan Commitments on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

         SECTION 15.14. INVESTMENTS. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to the Lenders, Administrative Agent may invest such funds pending distribution (at the risk of Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Administrative Agent for distribution to the Lenders (other than to the Person who is Administrative Agent in its separate capacity as a Lender) shall be held by the Administrative Agent pending such distribution solely as Administrative Agent for such Lenders, and Administrative Agent shall have no equitable title to any portion thereof.


                                   ARTICLE XVI

                                  MISCELLANEOUS

         SECTION 16.1. NO WAIVER; MODIFICATION IN WRITING. No failure or delay on the part of the Administrative Agent and/or the Lenders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Notes, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of the Administrative Agent (if so authorized), or by the Majority Banks (if their consent is required), or by the Required Lenders (if their consent is required), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor to any other or further notice or demand in similar or other circumstances.

         SECTION 16.2. ADDRESSES FOR NOTICES. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.



               If to the Administrative Agent and the Lenders c/o the Administrative Agent:

                           Hibernia National Bank
                           313 Carondelet Street
                           New Orleans, LA 70130
                           Attn:  Susan Cano

               If to the Borrower:

                           PetroQuest Energy , Inc.
                           400 East Kaliste Saloom Road.
                           Suite 3000
                           Lafayette, LA  70508
                           Attn: Chief Financial Officer

               If to Guarantor:

                           PetroQuest Energy, Inc.
                           400 East Kaliste Saloom Road
                           Suite 3000
                           Lafayette, LA  70508
                           Attn: Chief Financial Officer

         SECTION 16.3. FEES AND EXPENSES. The Borrower agrees to pay all fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to each of the Administrative Agent and the Lenders, and to pay all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of this Agreement, the Revolving Notes or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. The Borrower also agrees to pay, and to save the Administrative Agent and the Lenders harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Notes, the other Related Documents, or any modification thereof.

         SECTION 16.4. SECURITY INTEREST AND RIGHT OF SET-OFF. The Lenders shall have a continuing security interest in, as well as the right to set-off the obligations of the Borrower hereunder against, all funds which the Borrower may maintain on deposit with the Bank (with the exception of funds deposited in the Borrower's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and the Lenders shall have a lien upon and a security interest in all property of the Borrower in the Bank's possession or control which shall secure the Indebtedness of the Borrower.

         SECTION 16.5. WAIVER OF MARSHALING. The Borrower and the Guarantor shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower and the Guarantor expressly agree that the Administrative Agent may execute or foreclose upon the Collateral in such order and manner as the Administrative Agent, in its sole discretion, deems appropriate.

         SECTION 16.6. GOVERNING LAW. This Agreement and the Revolving Notes shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 16.7. CONSENT TO LOAN PARTICIPATION. The Borrower and the Guarantor agree and consent to any Lender's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness of the Borrower arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to such Lender. Such Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge such Lender may have about the Borrower and the Guarantor or about any other matter relating to such Indebtedness, and the Borrower and the Guarantor hereby waive any rights to privacy they may have with respect to such matters. The Borrower and the Guarantor also agree that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness.

         SECTION 16.8. CONSENT TO SYNDICATION. The Borrower and the Guarantor understand and acknowledge that the Administrative Agent may syndicate the Loans to one or more other lending institutions. The Borrower and the Guarantor consent to Administrative Agent's distribution to interested lending institutions of all financial information and other data in Administrative Agent's possession concerning Borrower and/or Guarantor, including data prepared by or for Borrower and/or Guarantor, so that the interested lending institution(s) may evaluate the Loans and the Collateral. The Administrative Agent will provide notice to the Borrower of the lending institutions that are distributed financial data by Administrative Agent concerning Borrower and/or Guarantor. The Borrower and the Guarantor agree to enter into an amendment of this Agreement and any of the Related Documents in order to facilitate such syndication. In addition, the Administrative Agent is expressly authorized to seek additional lending institutions to become Lenders hereunder to fund any increase to the Borrowing Base Amount.

         SECTION 16.9. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000.00 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by this Section, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect such assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         SECTION 16.10. INDEMNITY. The Borrower and the Guarantor agrees to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lenders, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower and/or Guarantor, or its/their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower and Guarantor to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loans and the payment of all indebtedness of Borrower to the Lenders hereunder and under the Notes, provided that Borrower and Guarantor shall have no obligation under this Section to the Indemnified Parties with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Indemnified Parties. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower and Guarantor of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrower's and Guarantor's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. Borrower and Guarantor may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON INDEMNIFIED PARTY AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         SECTION 16.11. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Lender ever receives, collects or applies as interest any such excess, of if an acceleration of the maturities of any Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrower and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and
(iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

         SECTION 16.12. ASSIGNMENT BY HIBERNIA TO THE ADMINISTRATIVE AGENT. To the extent necessary of desirable, Hibernia hereby assigns to the Administrative Agent for the benefit of the Lenders its interest as mortgagee, pledgee and secured party under all Collateral Documents executed by the Borrower, the Guarantor, PetroQuest Energy One, L.L.C., and/or PetroQuest Energy, Inc., a Louisiana corporation, prior to the date of this Agreement.

         SECTION 16.13. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE REVOLVING NOTES, (ii) THIS AGREEMENT,
(iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THE BORROWER, THE GUARANTOR, AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         (b) THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

         SECTION 16.14. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         SECTION 16.15. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                BORROWER:

                                PETROQUEST ENERGY , L.L.C.,
                                A LOUISIANA LIMITED LIABILITY COMPANY

                                By: PetroQuest Energy, Inc.,
                                        a Delaware corporation, as sole member

                                By: /s/   Michael O. Aldridge
                                   ---------------------------------------------
                                   Name:  Michael O. Aldridge
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Secretary


                                GUARANTOR:

                                PETROQUEST ENERGY, INC.
                                A DELAWARE CORPORATION

                                By: /s/   Michael O. Aldridge
                                   ---------------------------------------------
                                   Name:  Michael O. Aldridge
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Secretary

                                ADMINISTRATIVE AGENT:

                                HIBERNIA NATIONAL BANK

                                By: /s/   David R. Reid
                                   ---------------------------------------------
                                   Name:  David R. Reid
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------

                                             LENDERS:

                                             ROYAL BANK OF CANADA


Percentage of Revolving Loan Commitment      By:      /s/ Lorne Gartner
                                                ---------------------------------------------
                  25%                           Name:     Lorne Gartner
                                                      ---------------------------------------
                                                Title:    Vice President
                                                      ---------------------------------------


                                             UNION BANK OF CALIFORNIA, N.A.

Percentage of Revolving Loan Commitment      By:      /s/ Gary Shekerjian
                                                ---------------------------------------------
                  25%                           Name:     Gary Shekerjian
                                                      ---------------------------------------
                                                Title:    Vice President
                                                      ---------------------------------------


                                             HIBERNIA NATIONAL BANK

Percentage of Revolving Loan Commitment      By:      /s/ David R. Reid
                                                ---------------------------------------------
                  50%                           Name:     David R. Reid
                                                      ---------------------------------------
                                                Title:    Senior Vice President
                                                      ---------------------------------------